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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-A/A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                              CONNING CORPORATION
                              -------------------
             (Exact name of Registrant as Specified in its Charter)

               MISSOURI                                43-1719355
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(State of Incorporation or Organization)    (I.R.S. Employer Identification no.)

  700 MARKET STREET, ST. LOUIS, MISSOURI                 63101
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 (Address of principal executive offices)              (zip code)



      TITLE OF EACH CLASS                    NAME OF EACH EXCHANGE ON WHICH
      TO BE SO REGISTERED                    EACH CLASS IS TO BE REGISTERED
      -------------------                    ------------------------------

             None                                         None
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      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to
General Instruction A.(c), check the following box.  [   ]

      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ X ]

Securities Act registration statement file number to which this form relates:
333-35993 (if applicable)
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Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $.01 per share
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                                (TITLE OF CLASS)



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ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

            The description of the Common Stock, par value $.01 per share, of Conning Corporation (the "Registrant") set forth under the caption "Description of Capital Stock" and "Certain Charter and Bylaw Provisions" in the Prospectus filed by the Registrant with the Securities and Exchange Commission on September 19, 1997, as part of its Registration Statement on Form S-1 (Registration No. 333-35993) (the "Form S-1"), as amended from time to time, is hereby incorporated by reference in answer to this item.

ITEM 2.     EXHIBITS

            The following exhibits which have been filed as exhibits in the Form S-1 are hereby incorporated by reference as exhibits in answer to this item.

            1. Restated Articles of Incorporation of the Registrant (filed as Exhibit 3.1 of the Form S-1).

            2. Form of Amendment to Restated Articles of Incorporation of the Registrant (to be filed subsequent to completion of the Registrant's initial public offering) (filed as Exhibit 3.2 of the Form S-1).

            3.    Bylaws of the Registrant (filed as Exhibit 3.3 of the Form
S-1).



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                                   SIGNATURES

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


(Registrant)    CONNING CORPORATION
Date: November 6, 1997

By:                    /s/ Fred M. Schpero
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         Name: Fred M. Schpero
         Title: Senior Vice President and Chief Financial Officer

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